Exhibit 99.1

Republic Bancorp, Inc. Reports a 7% Year-Over-Year Increase in First Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 24, 2019--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report first quarter net income of $29.5 million, a $2.0 million, or 7% increase over the first quarter of 2018, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $1.41. Return on average assets (“ROA”) and return on average equity (“ROE”) were 2.16% and 16.70% for the first quarter of 2019.

Steve Trager, Chairman & CEO of Republic commented, “We are very excited to report another strong quarter-over-quarter growth in net income for the Company. As is the case each year during the first quarter, our seasonal tax business is a major component of our overall results. We are pleased with our performance at Tax Refund Solutions (“TRS”), as net income increased 6% over the first quarter of 2018, and we are also optimistic as to how that performance could look at the end of the year if the refund payments from the federal government pick up during the remainder of 2019.

“In addition to our success at TRS, first quarter 2019 net income from our Core Banking operations grew 12% over the first quarter of 2018. With 94% of our total assets and the vast majority of our associates dedicated solely to its operations each and every day, the performance of our Core Bank continues to be the foundation for everything we are able to do and achieve as a company. Despite an inverted yield curve providing strong headwinds to the profits for all in the banking industry, I couldn’t be more proud of the first quarter performance of our Core Bank, as our success continues to be built on a strong net interest margin and the solid credit quality of our loan portfolio. While the economic times ahead are filled with uncertainty, I am confident that our business model will continue to position us well for success no matter what challenges come our way,” concluded Steve Trager.

The following table highlights Republic’s financial performance for the first quarter of 2019 compared to the first quarter of 2018:

	Total Company Financial Performance Highlights
	Three Months Ended Mar. 31,
(dollars in thousands, except per share data)	2019	2018	$ Change	% Change

Income Before Income Taxes*	$36,976	$34,910	$2,066	6%
Net Income*	29,516	27,469	2,047	7
Diluted Earnings per Class A Common Stock	1.41	1.32	0.09	7
Return on Average Assets	2.16%	2.08%	NA	4
Return on Average Equity	16.70	17.12	NA	(2)

NA – Not applicable *See Segment Data at the End of this Earnings Release

Results of Operations for the First Quarter of 2019 Compared to the First Quarter of 2018

Core Bank(1) – Net income from Core Banking was $12.5 million for the first quarter of 2019, an increase of $1.4 million, or 12%, over the first quarter of 2018. Year-over-year net interest margin (“NIM”) expansion, higher mortgage banking income, and a reduction in the provision for loan losses resulting from continued strong credit quality all contributed to the rise in Core Bank net income. These positive drivers were partially offset by a 7% increase in salaries and employee benefits expense from the first quarter of 2018 to the same period in 2019, as the Core Bank continues to invest in its most valuable assets, its human resources, in an effort to achieve its long-term, strategic growth aspirations.

Despite headwinds associated with an increased cost of interest-bearing deposits, the Core Bank’s net interest income increased $2.5 million, or 6%, over the first quarter of 2018. A 21-basis point expansion in the Core Bank’s NIM, accompanied by a $129 million, or 3%, increase in quarterly average Core Bank loans drove the overall increase in net interest income. The table below presents the overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Mar. 31,
Origination Channel	2019	2018	$ Change	% Change

Traditional Network	$41,093	$37,934	$3,159	8%
Warehouse Lending	2,895	3,591	(696)	(19)
Correspondent Lending	294	260	34	13
2012-FDIC Acquired Loans	62	66	(4)	(6)
Total Core Bank	$44,344	$41,851	$2,493	6

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Mar. 31,				Mar. 31,
Origination Channel	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Traditional Network	$3,500,974	$3,307,756	$193,218	6%	$3,528,727	$3,322,017	$206,710	6%
Warehouse Lending	407,341	448,039	(40,698)	(9)	559,787	534,959	24,828	5
Correspondent Lending	92,322	114,156	(21,834)	(19)	88,776	111,263	(22,487)	(20)
2012-FDIC Acquired Loans	5,185	6,443	(1,258)	(20)	5,154	6,065	(911)	(15)
Total Core Bank	$4,005,822	$3,876,394	$129,428	3	$4,182,444	$3,974,304	$208,140	5

The primary drivers of the changes in the Core Bank’s average loan balances and net interest income for the first quarter of 2019, as compared to the first quarter of 2018 follow:

  The difference between the Core Bank’s net interest margin and net interest spread was 36 basis points during the first quarter of 2019 compared to 22 basis points during the first quarter of 2018, with the differential representing the value to the net interest margin of noninterest-bearing deposits and stockholders’ equity. The increase in this value resulted from a 49-basis point rise in the yield of the Bank’s interest-earning assets from period to period.
  Over the previous 12 months, the Core Bank’s interest-earning assets repriced at a faster pace than its interest-bearing liabilities, leading to a higher spread. Altogether, the Core Bank’s net interest spread increased seven basis points from the first quarter 2018 to the same period in 2019. Contributing significantly to this overall expansion in net interest spread was the ability of the Core Bank to manage its overall funding costs related to its non-maturity deposits. Overall, the Core Bank’s interest-bearing deposit funding costs rose 38 basis points from the first quarter of 2018 to the same period in 2019, despite a 91-basis-point increase in the average Federal Funds Target Rate over the same period.
  The Traditional Network experienced growth in average loan balances of $193 million, or 6%, from the first quarter of 2018 to the first quarter of 2019. The primary contributors for the increase in the quarter-over-quarter average balances were commercial and industrial loans, which grew $82 million, and commercial real estate loans, which increased $39 million. March 2019 was an exceptional growth month for the Traditional Network, as period-end loan balances grew $51 million during the month, alone, driven by strong commercial-related loan activity.
  Partially offsetting the positive drivers above, net interest income from Warehouse Lending (“Warehouse”) declined $696,000, as average Warehouse loan balances decreased $41 million from the first quarter of 2018 to the first quarter of 2019. While this segment did experience a larger than usual seasonal decline during January 2019, it rebounded significantly during March 2019, as the average usage rate among its clients increased notably during the month to bring its average loans for the quarter closer in-line with the first quarter of 2018.

The Core Bank’s provision for loan and lease losses (“Provision”) decreased to $414,000 for the first quarter of 2019 from $960,000 for the same period in 2018. The Core Bank’s overall credit quality metrics remained strong from period to period, with its ratios of nonperforming loans to total loans and delinquent loans to total loans remaining near historically low levels. Additionally, the Core Bank had no notable individual charge-offs during the first quarter of 2019.

The table below presents the Core Bank’s credit quality metrics:

	As of and for the:
	Quarters Ended:		Years Ended:
	Mar. 31,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2019	2018	2018	2017	2016

Nonperforming loans to total loans	0.37%	0.37%	0.40%	0.36%	0.42%

Nonperforming assets to total loans (including OREO)	0.37	0.38	0.40	0.36	0.46

Delinquent loans to total loans(2)	0.18	0.21	0.22	0.21	0.18

Net charge-offs to average loans	0.04	0.06	0.06	0.04	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $8.5 million during the first quarter of 2019, a $417,000, or 5%, increase from the $8.1 million achieved during the first quarter of 2018. Driving the change in noninterest income was a $519,000 rise in mortgage banking income, which resulted from a $12 million increase in secondary market loans originated for the period combined with a $15 million increase in the Bank’s pipeline of secondary market loans-in-process from March 31, 2018 to March 31, 2019. Over the previous 12 months, the Bank has continued to increase its staffing and resources to the mortgage origination function. The Bank’s continued investments in these resources, combined with a meaningful period-to-period decline in home-mortgage interest rates, contributed to the increased quarter-over-quarter mortgage activity.

Core Bank noninterest expense increased $2.2 million, or 6%, during the first quarter of 2019 compared to the first quarter of 2018. The following primarily drove the increase:

  Salaries and employee benefits expense increased $1.5 million, or 7%. Annual merit increases and the addition of 75 Core Bank full-time-equivalent employees (“FTEs”) from March 31, 2018 to March 31, 2019 primarily drove the increase.
  Occupancy expense increased $377,000, or 6%, primarily driven by increases in rent expense and support costs for the Core Bank’s technology and infrastructure.

Republic Processing Group(3)

Republic Processing Group (“RPG”) reported net income of $17.0 million for the first quarter of 2019 compared to $16.3 million for the same period in 2018. Net income at RPG’s TRS segment grew $798,000, or 6%, to $13.2 million during the first quarter of 2019 compared to $12.4 million for the same period in 2018. Solid revenue growth of $1.8 million from TRS’s Easy Advance (“EA”) and Refund Transfer (“RT”) products was partially offset by a $1.0 million decline in revenue related to a one-time fee recorded by TRS during the first quarter of 2018 for a non-tax-related product.

EA revenue, net of Provision expense, increased to $5.5 million for the first quarter of 2019, a $960,000, or 21%, increase over the same period in 2018. For the first quarter 2019 tax season, TRS modified its EA product offering with the following changes:

  TRS allowed the taxpayer to choose from multiple loan-amount tiers, subject to underwriting, up to a maximum advance amount of $6,250, a substantial increase over the maximum of $3,500 the previous year;
  TRS lowered the fee charged to the tax providers for the EA; and
  TRS implemented a direct fee to the taxpayer for the EA, with the annual percentage rate to the taxpayer for his or her portion of the total fee being less than 36% for all offering tiers.

Despite the increase in the available EA maximum amount, the average loan amount for the first quarter of 2019 decreased by 10% compared to the first quarter 2018 tax season, as the taxpayer base generally opted for lower loan amounts during 2019. While the average amount borrowed per loan decreased during 2019, the average fee per loan increased 6% for the same period, as the combined tax provider and taxpayer fee for 2019 resulted in a higher total average fee per loan than the lone tax provider fee in 2018.

TRS’s Provision for EA loan losses was $13.4 million, or 3.44% of its $389 million in EAs originated during the first quarter of 2019, compared to a Provision of $13.3 million, or 3.09% of its $430 million of EAs originated during the first quarter of 2018. The increased loan loss for the first quarter of 2019 was due to slower refund payments received from the U.S. Treasury for 2019 as compared to 2018. The Company believes these slower payments were primarily due to the partial government shutdown during the first quarter of 2019. While the Company is optimistic its ultimate EA losses will finish the year more in line with its prior season, it is unable to predict that outcome at this time given the current level of payments received. EAs are only originated during the first two months of each year, with all uncollected EAs charged off by June 30th of each year. EAs collected during the second half of each year are recorded as recoveries of previously charged-off loans. TRS’s loss rate as of June 30, 2018 was 2.88% of total originations and it finished the year with an EA loss rate of 2.50% of total EAs originated during 2018.

TRS’s net RT revenues reached $17.1 million during the first quarter of 2019, an increase of $748,000, or 5%, over the same period in 2018. A nominal increase in RT pricing and a shift in the RT mix among the various tax providers primarily drove the rise in net RT revenues.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and two loan production offices throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Crestview Hills, Elizabethtown, Florence, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace, and one loan production office in Oldsmar; two banking centers in Tennessee (Nashville MSA) – Cool Springs (Franklin) and Green Hills (Nashville), and one loan production office in Brentwood; and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.4 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, changes in Easy Advance loss estimates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2018. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Mar. 31, 2019	Dec. 31, 2018	Mar. 31, 2018
Assets:
Cash and cash equivalents	$345,512	$351,474	$362,122
Investment securities	498,318	543,771	483,573
Loans held for sale	24,177	21,809	14,295
Loans	4,298,710	4,148,227	4,052,500
Allowance for loan and lease losses	(57,961)	(44,675)	(52,341)
Loans, net	4,240,749	4,103,552	4,000,159
Federal Home Loan Bank stock, at cost	29,965	32,067	32,067
Premises and equipment, net	43,527	44,820	46,792
Right-of-use assets(4)	38,738	—	—
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	216	160	160
Bank owned life insurance ("BOLI")	65,265	64,883	63,727
Other assets and accrued interest receivable	63,001	61,568	59,139
Total assets	$5,365,768	$5,240,404	$5,078,334

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,184,480	$1,003,969	$1,241,127
Interest-bearing	2,589,836	2,452,176	2,476,496
Total deposits	3,774,316	3,456,145	3,717,623

Securities sold under agreements to repurchase and other short-term borrowings	173,168	182,990	175,682
Operating lease liabilities(4)	40,203	—	—
Federal Home Loan Bank advances	560,000	810,000	440,000
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	59,750	60,095	50,535
Total liabilities	4,648,677	4,550,470	4,425,080

Stockholders' equity	717,091	689,934	653,254
Total liabilities and stockholders' equity	$5,365,768	$5,240,404	$5,078,334

Average Balance Sheet Data
		Three Months Ended Mar. 31,
		2019	2018
Assets:
Federal funds sold and other interest-earning deposits		$289,928	$283,161
Investment securities, including FHLB stock		563,752	552,760
Loans, including loans held for sale		4,256,673	4,082,050
Total interest-earning assets		5,110,353	4,917,971
Total assets		5,476,671	5,278,204

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits		$1,258,461	$1,319,860
Interest-bearing deposits		2,629,765	2,416,142
Securities sold under agreements to repurchase and other short-term borrowings		231,602	257,439
Federal Home Loan Bank advances		511,408	545,778
Subordinated note		41,240	41,240
Total interest-bearing liabilities		3,414,015	3,260,599
Stockholders' equity		706,833	641,624

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Mar. 31,
	2019	2018

Total interest income(5)	$82,633	$73,833
Total interest expense	10,334	6,168
Net interest income	72,299	67,665

Provision for loan and lease losses	17,231	17,255

Noninterest income:
Service charges on deposit accounts	3,303	3,555
Net refund transfer fees	17,100	16,352
Mortgage banking income	1,539	1,020
Interchange fee income	2,757	2,667
Program fees	1,074	1,696
Increase in cash surrender value of BOLI	382	371
Net gains on OREO	130	132
Other	1,132	1,752
Total noninterest income	27,417	27,545

Noninterest expense:
Salaries and employee benefits	25,076	23,834
Occupancy and equipment, net	6,584	6,221
Communication and transportation	1,161	1,382
Marketing and development	1,102	916
FDIC insurance expense	448	525
Bank franchise tax expense	2,496	2,518
Data processing	2,096	2,386
Interchange related expense	1,315	1,007
Supplies	484	381
OREO expense	46	45
Legal and professional fees	886	1,043
Other	3,815	2,787
Total noninterest expense	45,509	43,045

Income before income tax expense	36,976	34,910
Income tax expense	7,460	7,441

Net income	$29,516	$27,469

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Mar. 31,
	2019	2018
Per Share Data:

Basic weighted average shares outstanding	20,973	20,920
Diluted weighted average shares outstanding	21,106	21,018

Period-end shares outstanding:
Class A Common Stock	18,698	18,645
Class B Common Stock	2,213	2,243

Book value per share(6)	$34.29	$31.27
Tangible book value per share(6)	33.25	30.22

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.42	$1.32
Basic EPS - Class B Common Stock	1.29	1.21
Diluted EPS - Class A Common Stock	1.41	1.32
Diluted EPS - Class B Common Stock	1.28	1.20

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.242
Class B Common Stock	0.240	0.220

Performance Ratios:

Return on average assets	2.16%	2.08%
Return on average equity	16.70	17.12
Efficiency ratio(7)	46	45
Yield on average interest-earning assets(5)	6.47	6.01
Cost of average interest-bearing liabilities	1.21	0.76
Cost of average deposits(8)	0.69	0.36
Net interest spread(5)	5.26	5.25
Net interest margin - Total Company(5)	5.66	5.50
Net interest margin - Core Bank(1)	3.76	3.55

Other Information:

End of period FTEs(9) - Total Company	1,073	1,003
End of period FTEs - Core Bank	997	922
Number of full-service banking centers	45	45

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the
	Three Months Ended Mar. 31,
	2019	2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,361	$14,849
Loans past due 90-days-or-more and still on accrual	199	1,279
Total nonperforming loans	15,560	16,128
OREO	216	160
Total nonperforming assets	$15,776	$16,288

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,361	$14,849
Loans past due 90-days-or-more and still on accrual	4	27
Total nonperforming loans	15,365	14,876
OREO	216	160
Total nonperforming assets	$15,581	$15,036

Delinquent loans:
Delinquent loans - Core Bank	$7,727	$8,303
Delinquent loans - RPG(3)(10)	26,460	17,530
Total delinquent loans - Total Company	$34,187	$25,833

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.36%	0.40%
Nonperforming assets to total loans (including OREO)	0.37	0.40
Nonperforming assets to total assets	0.29	0.32
Allowance for loan and lease losses to total loans	1.35	1.29
Allowance for loan and lease losses to nonperforming loans	373	325
Delinquent loans to total loans(2)(10)	0.80	0.64
Net charge-offs to average loans (annualized)	0.37	0.75

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.37%	0.37%
Nonperforming assets to total loans (including OREO)	0.37	0.38
Nonperforming assets to total assets	0.31	0.31
Allowance for loan and lease losses to total loans	0.75	0.77
Allowance for loan and lease losses to nonperforming loans	205	205
Delinquent loans to total loans	0.18	0.21
Net charge-offs to average loans (annualized)	0.04	0.06

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Assets:
Cash and cash equivalents	$345,512	$351,474	$365,512	$386,956	$362,122
Investment securities	498,318	543,771	513,766	485,622	483,573
Loans held for sale	24,177	21,809	28,899	26,337	14,295
Loans	4,298,710	4,148,227	4,136,195	4,195,984	4,052,500
Allowance for loan and lease losses	(57,961)	(44,675)	(43,824)	(45,047)	(52,341)
Loans, net	4,240,749	4,103,552	4,092,371	4,150,937	4,000,159
Federal Home Loan Bank stock, at cost	29,965	32,067	32,067	32,067	32,067
Premises and equipment, net	43,527	44,820	45,945	46,485	46,792
Right-of-use assets(4)	38,738	—	—	—	—
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	216	160	70	—	160
Bank owned life insurance	65,265	64,883	64,491	64,106	63,727
Other assets and accrued interest receivable	63,001	61,568	62,933	57,135	59,139
Total assets	$5,365,768	$5,240,404	$5,222,354	$5,265,945	$5,078,334

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,184,480	$1,003,969	$1,103,461	$1,061,182	$1,241,127
Interest-bearing	2,589,836	2,452,176	2,463,224	2,412,187	2,476,496
Total deposits	3,774,316	3,456,145	3,566,685	3,473,369	3,717,623

Securities sold under agreements to repurchase and other short-term borrowings	173,168	182,990	163,768	175,291	175,682
Operating lease liabilities(4)	40,203	—	—	—	—
Federal Home Loan Bank advances	560,000	810,000	715,000	860,000	440,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	59,750	60,095	58,851	52,037	50,535
Total liabilities	4,648,677	4,550,470	4,545,544	4,601,937	4,425,080

Stockholders' equity	717,091	689,934	676,810	664,008	653,254
Total liabilities and stockholders' equity	$5,365,768	$5,240,404	$5,222,354	$5,265,945	$5,078,334

Average Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Assets:
Federal funds sold and other interest-earning deposits	$289,928	$199,134	$265,111	$276,246	$283,161
Investment securities, including FHLB stock	563,752	579,429	530,468	506,209	552,760
Loans, including loans held for sale	4,256,673	4,092,004	4,112,926	4,092,388	4,082,050
Total interest-earning assets	5,110,353	4,870,567	4,908,505	4,874,843	4,917,971
Total assets	5,476,671	5,070,845	5,101,286	5,074,781	5,278,204

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,258,461	$1,050,236	$1,076,967	$1,146,403	$1,319,860
Interest-bearing deposits	2,629,765	2,477,962	2,476,088	2,410,330	2,416,142

Securities sold under agreements to repurchase and other short-term borrowings	231,602	252,073	213,195	178,063	257,439
Federal Home Loan Bank advances	511,408	515,413	574,130	593,187	545,778
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,414,015	3,286,688	3,304,653	3,222,820	3,260,599
Stockholders' equity	706,833	687,156	675,470	663,077	641,624

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018

Total interest income(5)	$82,633	$62,902	$61,090	$58,356	$73,833
Total interest expense	10,334	8,626	8,057	7,272	6,168
Net interest income	72,299	54,276	53,033	51,084	67,665

Provision for loan and lease losses	17,231	5,104	4,077	4,932	17,255

Noninterest income:
Service charges on deposit accounts	3,303	3,565	3,579	3,574	3,555
Net refund transfer fees	17,100	55	149	3,473	16,352
Mortgage banking income	1,539	1,129	1,360	1,316	1,020
Interchange fee income	2,757	2,844	2,757	2,891	2,667
Program fees	1,074	1,520	1,686	1,323	1,696
Increase in cash surrender value of BOLI	382	392	385	379	371
Net gains on OREO	130	29	248	320	132
Other	1,132	585	1,301	1,020	1,752
Total noninterest income	27,417	10,119	11,465	14,296	27,545

Noninterest expense:
Salaries and employee benefits	25,076	21,743	22,846	22,766	23,834
Occupancy and equipment, net	6,584	6,474	6,279	6,391	6,221
Communication and transportation	1,161	1,115	1,047	1,241	1,382
Marketing and development	1,102	784	1,449	1,283	916
FDIC insurance expense	448	264	360	345	525
Bank franchise tax expense	2,496	863	710	860	2,518
Data processing	2,096	2,434	2,350	2,443	2,386
Interchange related expense	1,315	1,237	1,138	1,098	1,007
Supplies	484	446	314	303	381
OREO expense	46	31	2	16	45
Legal and professional fees	886	753	935	728	1,043
Other	3,815	2,819	3,782	3,158	2,787
Total noninterest expense	45,509	38,963	41,212	40,632	43,045

Income before income tax expense	36,976	20,328	19,209	19,816	34,910
Income tax expense	7,460	3,022	1,798	4,150	7,441

Net income	$29,516	$17,306	$17,411	$15,666	$27,469

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Per Share Data:

Basic weighted average shares outstanding	20,973	20,975	20,962	21,187	20,920
Diluted weighted average shares outstanding	21,106	21,113	21,120	21,331	21,018

Period-end shares outstanding:
Class A Common Stock	18,698	18,675	18,682	18,677	18,645
Class B Common Stock	2,213	2,213	2,213	2,215	2,243

Book value per share(6)	$34.29	$33.03	$32.39	$31.78	$31.27
Tangible book value per share(6)	33.25	31.98	31.34	30.73	30.22

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.42	$0.83	$0.84	$0.75	$1.32
Basic EPS - Class B Common Stock	1.29	0.76	0.76	0.68	1.21
Diluted EPS - Class A Common Stock	1.41	0.83	0.83	0.74	1.32
Diluted EPS - Class B Common Stock	1.28	0.75	0.76	0.68	1.20

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.242	$0.242	$0.242	$0.242
Class B Common Stock	0.240	0.220	0.220	0.220	0.220

Performance Ratios:

Return on average assets	2.16%	1.37%	1.37%	1.23%	2.08%
Return on average equity	16.70	10.07	10.31	9.45	17.12
Efficiency ratio(7)	46	61	64	62	45
Yield on average interest-earning assets(5)	6.47	5.17	4.98	4.79	6.01
Cost of average interest-bearing liabilities	1.21	1.05	0.98	0.90	0.76
Cost of average deposits(8)	0.69	0.59	0.51	0.44	0.36
Net interest spread(5)	5.26	4.12	4.00	3.89	5.25
Net interest margin - Total Company(5)	5.66	4.46	4.32	4.19	5.50
Net interest margin - Core Bank(1)	3.76	3.85	3.76	3.64	3.55

Other Information:

End of period FTEs(9) - Total Company	1,073	1,051	1,034	1,013	1,003
End of period FTEs - Core Bank	997	968	953	933	922
Number of full-service banking centers	45	45	45	45	45

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,361	$15,993	$17,015	$17,502	$14,849
Loans past due 90-days-or-more and still on accrual	199	145	254	858	1,279
Total nonperforming loans	15,560	16,138	17,269	18,360	16,128
OREO	216	160	70	—	160
Total nonperforming assets	$15,776	$16,298	$17,339	$18,360	$16,288

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,361	$15,993	$17,015	$17,502	$14,849
Loans past due 90-days-or-more and still on accrual	4	13	5	22	27
Total nonperforming loans	15,365	16,006	17,020	17,524	14,876
OREO	216	160	70	—	160
Total nonperforming assets	$15,581	$16,166	$17,090	$17,524	$15,036

Delinquent Loans:
Delinquent loans - Core Bank	$7,727	$8,875	$11,840	$8,703	$8,303
Delinquent loans - RPG(3)(10)	26,460	7,087	5,986	4,429	17,530
Total delinquent loans - Total Company	$34,187	$15,962	$17,826	$13,132	$25,833

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.36%	0.39%	0.42%	0.44%	0.40%
Nonperforming assets to total loans (including OREO)	0.37	0.39	0.42	0.44	0.40
Nonperforming assets to total assets	0.29	0.31	0.33	0.35	0.32
Allowance for loan and lease losses to total loans	1.35	1.08	1.06	1.07	1.29
Allowance for loan and lease losses to nonperforming loans	373	277	254	245	325
Delinquent loans to total loans(2)(10)	0.80	0.38	0.43	0.31	0.64
Net charge-offs to average loans (annualized)	0.37	0.42	0.52	1.19	0.75

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.37%	0.40%	0.42%	0.43%	0.37%
Nonperforming assets to total loans (including OREO)	0.37	0.40	0.42	0.43	0.38
Nonperforming assets to total assets	0.31	0.31	0.33	0.34	0.31
Allowance for loan and lease losses to total loans	0.75	0.78	0.78	0.76	0.77
Allowance for loan and lease losses to nonperforming loans	205	197	184	179	205
Delinquent loans to total loans	0.18	0.22	0.29	0.21	0.21
Net charge-offs to average loans (annualized)	0.04	0.12	0.04	—	0.06

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of March 31, 2019, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking	Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions	TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refund products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.	Loans, refund transfers, and prepaid cards.

Republic Credit Solutions	Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.	Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2018 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless Republic can reasonably make specific segment allocations. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
First Quarter 2019 Earnings Release (continued)

Segment information for the quarters ended March 31, 2019 and 2018 follows:

	Three Months Ended March 31, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$41,347	$2,895	$102	$44,344	$20,438	$7,517	$27,955	$72,299

Provision for loan and lease losses	189	225	—	414	13,434	3,383	16,817	17,231

Net refund transfer fees	—	—	—	—	17,100	—	17,100	17,100
Mortgage banking income	—	—	1,539	1,539	—	—	—	1,539
Program fees	—	—	—	—	146	928	1,074	1,074
Other noninterest income	6,896	10	40	6,946	131	627	758	7,704
Total noninterest income	6,896	10	1,579	8,485	17,377	1,555	18,932	27,417

Total noninterest expense	35,550	758	1,320	37,628	7,114	767	7,881	45,509

Income before income tax expense	12,504	1,922	361	14,787	17,267	4,922	22,189	36,976
Income tax expense	1,765	433	76	2,274	4,030	1,156	5,186	7,460
Net income	$10,739	$1,489	$285	$12,513	$13,237	$3,766	$17,003	$29,516

Period-end assets	$4,471,419	$559,545	$17,087	$5,048,051	$224,485	$93,232	$317,717	$5,365,768

Net interest margin	3.84%	2.84%	NM	3.76%	NM	NM	NM	5.66%

Net-revenue concentration*	48%	3%	2%	53%	38%	9%	47%	100%

	Three Months Ended March 31, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$38,188	$3,591	$72	$41,851	$18,686	$7,128	$25,814	$67,665

Provision for loan and lease losses	939	21	—	960	13,389	2,906	16,295	17,255

Net refund transfer fees	—	—	—	—	16,352	—	16,352	16,352
Mortgage banking income	—	—	1,020	1,020	—	—	—	1,020
Program fees	—	—	—	—	59	1,637	1,696	1,696
Other noninterest income	7,002	8	38	7,048	1,110	319	1,429	8,477
Total noninterest income	7,002	8	1,058	8,068	17,521	1,956	19,477	27,545

Total noninterest expense	33,392	839	1,204	35,435	6,525	1,085	7,610	43,045

Income (loss) before income tax expense	10,859	2,739	(74)	13,524	16,293	5,093	21,386	34,910
Income tax expense (benefit)	1,772	627	(16)	2,383	3,854	1,204	5,058	7,441
Net income (loss)	$9,087	$2,112	$(58)	$11,141	$12,439	$3,889	$16,328	$27,469

Period-end assets	$4,344,341	$534,545	$9,864	$4,888,750	$129,395	$60,189	$189,584	$5,078,334

Net interest margin	3.59%	3.21%	NM	3.55%	NM	NM	NM	5.50%

Net-revenue concentration*	47%	4%	1%	52%	38%	10%	48%	100%

*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information First Quarter 2019 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(2)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(3)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(4)

The Company adopted Accounting Standard Update 2016-02, effective January 1, 2019. ASU 2016-02 requires the Company, as lessee, record the present value of its expected operating lease payments on its balance sheet as operating lease liabilities, with offsetting right-of-use assets for the respective leased property. Prior to January 1, 2019, operating leases were not recorded on a lessee’s balance sheet in this manner.

(5)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income per quarter was as follows: $28.6 million (quarter ended March 31, 2019); $9.4 million (quarter ended December 31, 2018); $9.0 million (quarter ended September 30, 2018); $8.5 million (quarter ended June 30, 2018); and $26.9 million (quarter ended March 31, 2018).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $18.9 million and $17.8 million for the quarters ended March 31, 2019 and 2018. EAs are only offered during the first two months of each year.

(6)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018

Total stockholders' equity - GAAP (a)	$717,091	$689,934	$676,810	$664,008	$653,254
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,935	4,919	4,925	4,914	4,925
Less: Core deposit intangible	608	654	705	756	807
Tangible stockholders' equity - Non-GAAP (c)	$695,248	$668,061	$654,880	$642,038	$631,222

Total assets - GAAP (b)	$5,365,768	$5,240,404	$5,222,354	$5,265,945	$5,078,334
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,935	4,919	4,925	4,914	4,925
Less: Core deposit intangible	608	654	705	756	807
Tangible assets - Non-GAAP (d)	$5,343,925	$5,218,531	$5,200,424	$5,243,975	$5,056,302

Total stockholders' equity to total assets - GAAP (a/b)	13.36%	13.17%	12.96%	12.61%	12.86%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	13.01%	12.80%	12.59%	12.24%	12.48%

Number of shares outstanding (e)	20,911	20,888	20,895	20,892	20,888

Book value per share - GAAP (a/e)	$34.29	$33.03	$32.39	$31.78	$31.27
Tangible book value per share - Non-GAAP (c/e)	33.25	31.98	31.34	30.73	30.22

(7)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

(8)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(9)	FTEs – Full-time-equivalent employees.

(10)

Delinquent loans for the RPG segment included $19 million and $13 million of EAs at March 31, 2019 and 2018. EAs are only offered during the first two months of each year. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President & Chief Financial Officer
(502) 560-8628